Exhibit 10.19

FIRST AMENDMENT TO

LICENSE AGREEMENT NO. A13169

WHEREAS, the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida 32611 U.S.A. (hereinafter referred to as “UFRF”), and Audentes Therapeutics, Inc., a corporation duly organized under the laws of the State of Delaware, and having its principal office at 101 Montgomery Street, Suite 2650, San Francisco, CA, 94104, (hereinafter referred to as “Licensee”) entered into a License Agreement effective July 28, 2015 (hereinafter “License Agreement”);

WHEREAS, the parties now wish to amend the License Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree as follows;

1. The following section of the license agreement shall be re-written to read as follows:

Appendix E - Milestones

Event	Date
File an investigational new drug application IND or similar in any country	October 31, 2016
First Dosing in Phase I or II clinical trial or similar in any country	March 31, 2017
First Dosing in Phase III clinical trial or similar in any country	December 31, 2019
First filing of a License Application in any country	December 31, 2023

2. All other provisions of the License Agreement shall remain in full force and effect and unmodified by this Amendment.

3. This amendment shall be effective April 27, 2016 and shall be referred to as the First Amendment.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.		AUDENTES THERAPEUTICS, INC.

By:	/s/ David L. Day	By:	/s/ Natalie Holles
Name:	David L. Day	Name:	Natalie Holles
Title:	Director of Technology Licensing	Title:	SVP and Chief Operating Officer
Date:	6/14/16	Date:	6/13/16